UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2018 (August 28, 2018)

ASSERTIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13111	94-3229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of Principal Executive Offices; Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                            Entry into a Material Definitive Agreement

On August 28, 2018, Assertio Therapeutics, Inc., a Delaware corporation (the “Company”), and each of Purdue Pharma L.P., a Delaware limited partnership, The P.F. Laboratories, Inc. a New Jersey corporation, and Purdue Pharmaceuticals L.P., a Delaware limited partnership (collectively, “Purdue”), entered into a Settlement Agreement with respect to the Company’s lawsuit against Purdue Pharma L.P for patent infringement filed in January 2013 in the U.S. District Court for the District of New Jersey.  The lawsuit arose from Purdue’s commercialization of reformulated OxyContin® (oxycodone hydrochloride controlled-release) in the U.S. and alleged infringement of U.S. Patent Nos. 6,340,475 and 6,635,280, which expired in September 2016.

Pursuant to the Settlement Agreement: (i) Purdue will pay the Company $30 million on August 28, 2018 and will pay the Company an additional $32 million on February 1, 2019; (ii) each party covenanted not to the sue the other with regard to any alleged infringement of such party’s patents or patent rights as a result of the commercialization of the other party’s current product portfolio; (iii) each party covenanted not to challenge the other party’s patents or patent rights covering such other party’s current product portfolio; and (iv) each party agreed to a mutual release of claims relating to any claim or potential claim relating to the other party’s current product portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: August 28, 2018	By:	/s/ Amar Murugan
Amar Murugan
Senior Vice President and General Counsel